QuickLinks -- Click here to rapidly navigate through this document

Exhibit (n)(3)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the General Partners of
Legg Mason Mezzanine Fund, L.P. and
Legg Mason SBIC Mezzanine Fund L.P.

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the combined financial statements of Legg Mason Mezzanine Fund, L.P. and Legg Mason SBIC Mezzanine Fund L.P. referred to in our report dated November 20, 2007, which is included in the Registration Statement and Prospectus. Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of Senior Securities is presented for purposes of additional analysis and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ GRANT THORNTON LLP

Baltimore, Maryland
November 20, 2007

QuickLinks

  Exhibit (n)(3)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM